Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements were originally filed with the SEC within the Form S-4 and Form S-4/A on December 20, 2019 and December 30, 2019, respectively ("Original Filing"). At the time of the Original Filing, the Merger had not been consummated. Subsequently, on February 3, 2020, the Merger was consummated.

The following unaudited pro forma condensed combined financial statements are based upon the historical consolidated statements of Cerecor Inc. (“Cerecor”) and Aevi Genomic Medicine, Inc. (“Aevi”), adjusted to give the effects directly attributable to the proposed Merger of Cerecor and Aevi into a combined biopharmaceutical company (the “Combined Company”).

Additionally, the following unaudited pro forma condensed combined financial statements illustrate the effects of the following transactions previously reported (the “Previous Transactions”) within the unaudited pro forma condensed combined financial statements contained in Cerecor’s Form 8‑K filed on December 9, 2019 (the “Previous Report”):

•
Cerecor’s sale of its rights title and interest in, assets relating to its Pediatric Portfolio, namely Aciphex® Sprinkle™, Cefaclor for Oral Suspension, Karbinal™ ER, Flexichamber™, Poly‑Vi‑Flor® and Tri‑Vi‑Flor™ (the “Pediatric Portfolio”), as well as the corresponding commercial infrastructure consisting of the right to offer employment to Cerecor’s sales force and the assignment of supporting commercial contracts (collectively, the “Aytu Divestiture”) on November 1, 2019;

•	Cerecor's acquisition of Ichorion Therapeutics, Inc. (“Ichorion”) on September 25, 2018; and

•	Cerecor's acquisition of the Pediatrics Business ("Avadel Pediatrics Business") from Avadel Pharmaceuticals PLC (“Avadel”) on February 16, 2018.

The historical consolidated financial statements of Cerecor as adjusted for the Previous Transactions have been further adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that we believe are (1) directly attributable to the Merger, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations of the Combined Company.

The unaudited pro format condensed combined consolidated balance sheet gives effect to the Merger as if it had occurred on September 30, 2019, the date of the Cerecor’s most recently filed balance sheet. The unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 give effect to the Merger as if it had occurred on January 1, 2018.

As of the date of this filing, Cerecor has not finalized the purchase accounting of the Merger. Cerecor preliminarily determined that the Merger will be recorded as an asset purchase as opposed to a business combination because management has preliminarily concluded that substantially all of the value received in the Merger is related to one group of similar identifiable assets, namely the acquired in‑process research and development (“IPR&D”) for the two rare and orphan disease assets (AEVI‑006 and AEVI‑007). Additionally, because Cerecor preliminarily concluded this transaction will be recorded as an asset purchase as opposed to a business combination for purposes of these unaudited pro forma condensed combined financial statements, the contingent consideration of up to an additional $6.5 million payable upon the achievement of certain milestones will be recognized if and when such milestones are probable and can be reasonably estimated. After completion of the Merger, management will revisit purchase accounting considerations of the Merger (including the conclusion of whether the transaction will be recorded as an asset purchase or a business combination) and complete an updated valuation to reflect the Merger in the Combined Company’s financial information. There may be differences between the preliminary estimates herein and the updated valuations upon consummation of the Merger, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the Combined Company’s future results of operations and financial position. Accordingly, the preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below and are subject to further adjustments.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the Merger including but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one‑time integration charges. These unaudited pro forma condensed combined financial statements are for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it indicative of the results of operations or financial position that may occur in the future.

 The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Cerecor’s financial statements and related notes for the three and nine months ended September 30, 2019, contained within Cerecor's Form 10-Q filed on November 14, 2019;

•	Aevi’s financial statements and related notes for the three and nine months ended September 30, 2019, filed as Exhibit 99.3 within this Form 8-K;

•	Cerecor’s audited financial statements and related notes for the year ended December 31, 2018, contained within Cerecor's Annual Report on Form 10-K filed on March 18, 2019;

•	Aevi’s audited financial statements and related notes for the year ended December 31, 2018, filed as Exhibit 99.2 within this Form 8-K; and

•
the previously filed unaudited pro forma condensed combined financial statements contained within the Previous Report, which include a pro forma condensed combined balance sheet as of September 30, 2019, a pro forma condensed combined statement of operation for the year ended December 31, 2018 and the nine months ended September 30, 2019, and the notes related thereto, filed by Cerecor on December 9, 2019.

Cerecor Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2019
(in thousands)

		Cerecor Previously Reported	Historical Cerecor
	Historical Cerecor	Pro Forma Adjustments	as adjusted for Previous Transactions	Historical Aevi	Aevi Pro Forma Adjustments		Pro Forma Cerecor Combined
		Note 4			Note 3
Assets
Current assets:
Cash and cash equivalents	$5,251	$3,821	$9,072	$2,381	$(4,138)	a)	$7,315
Accounts receivable, net	4,956	—	4,956	—	—		4,956
Other receivables	208	(208)	—	—	—		—
Inventory, net	402	(377)	25	—	—		25
Prepaid expenses and other current assets	1,670	(1,230)	440	403	—		843
Restricted cash, current portion	102		102	—	—		102
Total current assets	12,589	2,006	14,595	2,784	(4,138)		13,241
Property and equipment, net	1,497	—	1,497	1	—		1,498
Intangible assets, net	26,595	(23,834)	2,761	—	680	b)	3,441
Goodwill	16,411	(2,667)	13,744	—	—		13,744
Restricted cash, net of current portion	—	10,000	10,000	11	—		10,011
Investment in Aytu	102	—	102	—	—		102
Total assets	$57,194	$(14,495)	$42,699	$2,796	$(3,458)		$42,037
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$826	$—	$826	$123	$—		$949
Accrued expenses and other current liabilities	13,134	(3,267)	9,867	4,130	750	c)	14,747
Income taxes payable	1,015	—	1,015	—	—		1,015
Long-term debt, current portion	1,050	(1,050)	—	—	—		—
Contingent consideration, current portion	1,237	(1,237)	—	—	—		—
Total current liabilities	17,262	(5,554)	11,708	4,253	750		16,711
Long-term debt, net of current portion	14,255	(14,255)	—	—	—		—
Contingent consideration, net of current portion	6,236	(6,236)	—	—	—		—
Deferred tax liability, net	98	—	98	—	—		98
Other long-term liabilities	1,122	—	1,122	2,000	—		3,122
Total liabilities	38,973	(26,045)	12,928	6,253	750		19,931
Stockholders’ equity:
Common stock	44	—	44	7	(2)	d)	49
Preferred stock	3	—	3	—			3
Additional paid-in capital	134,086	(70)	134,016	254,815	(238,704)	d)	150,127
Accumulated deficit	(115,912)	11,620	(104,292)	(258,279)	234,498	e)	(128,073)
Total stockholders’ equity	18,221	11,550	29,771	(3,457)	(4,208)		22,106
Total liabilities and stockholders’ equity	$57,194	$(14,495)	$42,699	$2,796	$(3,458)		$42,037

See accompanying notes, which contain the alphabetical notes shown above, explaining further specific line item pro forma adjustments.

Cerecor Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2019

(in thousands, except per share data)

		Cerecor Previously Reported	Historical Cerecor
	Historical Cerecor	Pro Forma Adjustments	as adjusted for Previous Transactions	Historical Aevi	Aevi Pro Forma Adjustments		Pro Forma Cerecor Combined
		Note 4			Note 3
Revenues:
Product revenue, net	$15,374	$(9,264)	$6,110	$—	$—		$6,110
License and other revenue	100	—	100	—	—		100
Total revenues, net	15,474	(9,264)	6,210	—	—		6,210

Operating expenses:
Cost of product sales	3,241	(3,853)	(612)	—	—		(612)
Research and development	8,857	—	8,857	7,902	—		16,759
General and administrative	7,779	(269)	7,510	4,643	302	g)	12,455
Sales and marketing	8,676	(7,740)	936	—	—		936
Amortization expense	3,195	(2,191)	1,004	—	255	h)	1,259
Impairment of intangible assets	1,449	(1,449)	—	—	—		—
Change in fair value of contingent consideration	(1,009)	(247)	(1,256)	—	—		(1,256)
Total operating expenses	32,188	(15,749)	16,439	12,545	557		29,541
(Loss) income from operations	(16,714)	6,485	(10,229)	(12,545)	(557)		(23,331)
Other (expense) income:
Change in fair value of warrant liability and unit purchase option liability	7	—	7	—	—		7
Other (expense) income, net	(24)	—	(24)	19	—		(5)
Interest (expense) income, net	(614)	714	100	—	—		100
Total other (expense) income, net	(631)	714	83	19	—		102
Net (loss) income before taxes	(17,345)	7,199	(10,146)	(12,526)	(557)		(23,229)
Income tax expense	349	(40)	309	—	—		309
Net (loss) income	$(17,694)	$7,239	$(10,455)	$(12,526)	$(557)		$(23,538)

Net loss attributable to common shareholders	$(13,239)		$(7,823)				$(18,083)
Weighted-average shares of common stock, basic and diluted	42,454		42,454		4,899	i)	47,353
Net loss per share of common stock, basic and diluted	$(0.31)		$(0.18)				$(0.38)

Net loss attributable to preferred shareholders	$(4,455)		$(2,632)				$(5,455)
Weighted-average shares of preferred stock, basic and diluted	2,857		2,857		—		2,857
Net loss per share of preferred stock, basic and diluted	$(1.56)		$(0.92)				$(1.91)

See accompanying notes, which contain the alphabetical notes shown above, explaining further specific line item pro forma adjustments.

Cerecor Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2018

(in thousands, except per share data)

		Cerecor Previously Reported	Historical Cerecor
	Historical Cerecor	Pro Forma Adjustments	as adjusted for Previous Transactions	Historical Aevi	Aevi Pro Forma Adjustments		Pro Forma Cerecor Combined
		Note 4			Note 3
Revenues
Product revenue, net	$17,871	$(11,165)	$6,706	$—	$—		$6,706
Sales force revenue	456	—	456	—	—		456
Total revenues, net	18,327	(11,165)	7,162	—	—		7,162

Operating expenses:
Cost of product sales	7,478	(4,051)	3,427	—	—		3,427
Research and development	5,787	2,342	8,129	22,299	—		30,428
Acquired in-process research and development	18,724	—	18,724	—	23,781	f)	42,505
General and administrative	10,678	1,283	11,961	8,663	—		20,624
Sales and marketing	8,522	(8,018)	504	—	—		504
Amortization expense	4,532	(2,648)	1,884	—	340	h)	2,224
Impairment of intangible assets	1,862	—	1,862	—	—		1,862
Change in fair value of contingent consideration	58	(169)	(111)	—	—		(111)
Total operating expenses	57,641	(11,261)	46,380	30,962	24,121		101,463
Loss (income) from operations	(39,314)	96	(39,218)	(30,962)	(24,121)		(94,301)
Other (expense) income:
Change in fair value of warrant liability and unit purchase option liability	25	—	25	—	—		25
Other income, net	14	—	14	187	—		201
Interest (expense) income, net	(812)	828	16	—	—		16
Total other (expense) income, net	(773)	828	55	187	—		242
Net (loss) income before taxes	(40,087)	924	(39,163)	(30,775)	(24,121)		(94,059)
Income tax benefit	(34)	16	(18)	—	—		(18)
Net (loss) income	$(40,053)	$908	$(39,145)	$(30,775)	$(24,121)		$(94,041)
Net (loss) income attributable to common shareholders	$(41,710)	$908	$(40,802)	$(30,775)	$(24,121)		$(95,698)

Weighted-average shares of common stock, basic and diluted	34,774	5,693	40,467		4,899	i)	45,366
Net loss per share of common stock, basic and diluted	$(1.20)		$(1.01)				$(2.11)

See accompanying notes, which contain the alphabetical notes shown above, explaining further specific line item pro forma adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BACKGROUND

On December 5, 2019, Cerecor entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Genie Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Cerecor, Second Genie Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Cerecor, and Aevi Genomic Medicine, Inc., a Delaware corporation (“Aevi”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Cerecor’s acquisition of Aevi is to be structured as a two‑step merger (the “Merger”), pursuant to which Genie Merger Sub, Inc. will merge with and into Aevi with Aevi as the surviving corporation, and as part of the same overall transaction, Aevi will then merge with and into Second Genie Merger Sub, LLC. We sometimes refer to Cerecor after giving effect to the Merger as the “Combined Company”.

At the effective time of the Merger (the “Merger Effective Time”), all outstanding common stock of Aevi (other than canceled shares or dissenting shares), par value of $0.0001 per share, will be converted into the right to receive (i) the fraction of a share of Cerecor common stock at a ratio equal to (A) $16.1 million, less a net working capital adjustment amount of up to $500,000, divided by the number of fully diluted shares of Aevi common stock immediately prior to the Merger Effective Time, divided by (B) the average of (x) the volume weighted average price of Cerecor’s common stock for the 20 trading days ending two trading days prior to the execution of the Merger Agreement, and (y) the volume weighted average price for the 20 trading days ending two trading days prior to the closing date of the Merger; (ii) one contingent value right (a “CVR”), which represents the right to receive contingent payments of up to $6.5 million, to be paid in cash or Cerecor common stock in the sole discretion of Cerecor, upon the achievement of certain milestones in accordance with the Contingent Value Rights Agreement (the “CVR Agreement”); and (iii) cash in lieu of fractional shares of Cerecor common stock. Additionally, each outstanding Aevi stock option will be canceled prior to the Merger Effective Time and each outstanding Aevi warrant will be exercised on a cashless basis prior to the Merger Effective Time. For purposes of these pro forma condensed combined statements, we have assumed the adjusted purchase price of the Merger to be $16.1 million (“Estimated Adjusted Purchase Price”), which represents the $16.1 million referenced in the Merger Agreement less an assumed $0 net working capital adjustment because as of September 30, 2019, Aevi’s net assets were not less than the target net asset amount referenced in the Merger Agreement (refer to note f) below for more information). Additionally, for purposes of these pro forma statements, the fair value of the CVR has not been included in the Estimated Adjusted Purchase Price because management has preliminarily concluded that the transaction will be recorded as an asset purchase as opposed to a business combination (refer to Note 2 for more information regarding this preliminary assessment). The actual purchase price of the Merger will be based upon the inputs described above immediately prior to the Merger Effective Time. Immediately following the Merger Effective Time, the current Chief Executive Officer of Aevi is expected to be appointed as the Chief Executive Officer of Cerecor and the current Chief Scientific Officer of Aevi is expected to be appointed as the Chief Medical Officer of Cerecor.

On February 16, 2018, Cerecor acquired all rights to Avadel Pharmaceuticals PLC’s (“Avadel”) Pediatrics Business (“Avadel Pediatrics Business”) in exchange for Cerecor assuming certain financial obligations of Avadel. On September 25, 2018, Cerecor acquired Ichorion Therapeutics, Inc. (“Ichorion”), a privately‑held biopharmaceutical company focused on developing treatments and increasing awareness of inherited metabolic disorders known as CDGs (acquisitions of Avadel Pediatric Business and Ichorion collectively referred to as the “Historical Acquisitions”). On October 10, 2019, the Cerecor entered into, and subsequently closed on, an asset purchase agreement (the “Aytu Purchase Agreement”) with Aytu BioScience, Inc. (“Aytu”) to sell Cerecor’s rights, title and interest in, assets relating to Aciphex® Sprinkle™, Cefaclor for Oral Suspension, Karbinal™ ER, Flexichamber™, Poly‑Vi‑Flor® and Tri‑Vi‑Flor™ (the “Pediatric Portfolio”), as well as the corresponding commercial infrastructure consisting of the right to offer employment to Cerecor’s sales force and the assignment of supporting commercial contracts (the “Aytu Divestiture” or the “Divestiture”). The acquisitions of Avadel Pediatric Business and Ichorion and divestiture of Pediatric Portfolio to Aytu are collectively referred to as the “Previous Transactions” within these unaudited pro forma financial statements. Cerecor previously reported required pro forma financial information for the Avadel Pediatrics Business acquisition on the Form 8‑K/A filed on May 4, 2018, the Ichorion acquisition on the Form 8‑K/A filed on December 4, 2018 and the Aytu Divestiture on the Form 8‑K filed December 9, 2019 (collectively the “Previous Reports”). Relevant pro forma information from the Previous Reports have been included within the pro forma statements within this filing (see Note 4 for more information).

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements contained herein were prepared in accordance with generally accepted accounting principles in the United States and pursuant to U.S. Securities and Exchange Commission Regulation S‑X Article 8, which governs disclosure requirements for Smaller Reporting Companies. The statements give effect to the Merger under Accounting Standards Codification Topic 805, “Business Combinations” preliminarily accounting for the Merger as an asset acquisition, with Cerecor as the accounting acquirer.

The unaudited pro forma condensed combined financial statements present the pro forma financial position and results of operations of the Combined Company, based on the historical financial statements of Cerecor and Aevi, after giving effect to the Merger and adjustments described in the notes thereto, and are intended to reflect the impact of the Merger on Cerecor’s condensed consolidated financial statements. The unaudited pro forma condensed combined balance sheet gives effect to the Merger as if it had occurred on September 30, 2019, the date of Cerecor’s most recently filed balance sheet. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 give effect to the Merger as if it had occurred on January 1, 2018.

Within these unaudited pro forma financial statements, the historical results of Cerecor do not include the historical results of Aevi because the Merger Agreement was entered into subsequent to September 30, 2019. Therefore, within the unaudited pro forma condensed combined balance sheet as of September 30, 2019, we have included historical Aevi activity and pro forma adjustments as of September 30, 2019. Additionally, within the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019, we have included historical Aevi operations and pro forma adjustments from January 1, 2019 through September 30, 2019. Similarly, within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018, we have included historical Aevi operations and pro forma adjustments from January 1, 2018 through December 31, 2018.

Cerecor preliminarily determined this transaction will be recorded as an asset purchase as opposed to a business combination because management has preliminarily concluded that substantially all of the value received is related to one group of similar identifiable assets, namely the acquired in‑process research and development (“IPR&D”) for the two rare and orphan disease assets (AEVI‑006 and AEVI‑007). The unaudited pro forma condensed combined financial information has been adjusted to reflect the preliminary valuation of the acquired IPR&D and assembled workforce based on the estimated purchase price. Additionally, because we preliminarily concluded this transaction will be recorded as an asset purchase as opposed to a business combination for purposes of these unaudited pro forma financial statements, the contingent consideration of up to an additional $6.5 million payable upon the achievement of certain milestones will be recognized if and when such milestones are probable and can be reasonably estimated. As of the date of this filing, the achievement of certain milestones are not probable and cannot be reasonably estimated. Therefore, within the unaudited pro forma condensed combined balance sheet as of September 30, 2019, no contingent consideration has been recognized. Upon completion of the Merger, management will revisit purchase accounting considerations of the Merger (including the conclusion of whether the transaction will be recorded as an asset purchase or a business combination) and complete an updated valuation to reflect the Merger in the Combined Company’s financial information. There may be differences between the preliminary estimates herein and the updated valuations upon consummation of the Merger, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the Combined Company’s future results of operations and financial position. Accordingly, the preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below and are subject to further adjustments.

The unaudited proforma condensed combined financial information is presented based on assumptions, adjustments, and currently available supportable information described in the accompanying notes and is intended for informational purposes only. The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the Merger including but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one‑time integration charges. The unaudited pro forma condensed financial information is not necessarily indicative of what Cerecor’s results of operations or financial condition would have been had the Merger been completed on the dates assumed. In addition, it is not necessarily indicative of future results of operations or financial condition.

3. Merger—PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the Merger are as follows:

a)
Cash and cash equivalents- In August 2019, Aevi obtained the right to exercise an exclusive license from MedImmune Limited to develop and commercialize a Phase 2‑ready fully human monoclonal antibody that targets interleukin 18, or IL‑18, AEVI‑007, for consideration of $3.5 million in cash and $2.5 million in equity (“AZ Option”).

Pursuant to the AZ Option Agreement, the amount of equity to be issued upon exercise of the AZ Option is subject to certain limits, which any amounts in excess of such limits is to be paid in cash. Aevi is required to exercise the AZ Option prior to consummation of the Merger. Aevi exercised the AZ Option subsequent to September 30, 2019 on December 19, 2019. On the date of exercise, the equity consideration of the AZ Option was limited to $1.9 million and thus an additional $0.6 million was required to be paid in cash. Therefore, $4.1 million of cash ($3.5 million plus the $0.6 million) was paid to exercise the AZ Option. In connection with the Merger Agreement, Cerecor agreed to fund certain of Aevi’s expenses related to the exercise of the AZ Option and progressing the AEVI‑007 program prior to the consummation of the Merger. This funding obligation is evidenced by a promissory note in the amount of $5.0 million. The promissory note will not impact the

Estimated Adjusted Purchase Price of $16.1 million. Therefore, we have considered the 4.1 million cash payment to exercise the AZ Option to be additional consideration and thus have made a 4.1 million adjustment to reduce cash in the unaudited pro forma condensed balance sheet as of September 30, 2019. Aevi’s expenses to progress the AEVI‑007 program prior to the completion of the Merger (in addition to the 4.1 million cash payment to exercise the AZ Option) are unknown and therefore no adjustment was made related to the additional funding within the unaudited pro forma condensed balance sheet as of September 30, 2019.

b)
Intangible assets, net- This adjustment reflects the preliminary estimate of the assembled workforce intangible asset recorded as part of purchase accounting (which we have preliminarily recorded for pro forma purposes as an asset acquisition-see note f) for more information regarding this preliminary conclusion). The assembled workforce represents the total estimated replacement cost of the acquired Aevi workforce, including recruiting fees, training costs and loss of productivity costs. For purposes of these unaudited pro forma condensed combined financial statements, management estimated each of these costs based on estimated replacement costs as a percentage of the acquired Aevi workforce’s compensation. We preliminarily assigned a two‑year useful life to the assembled workforce intangible asset.

c)
Accrued expenses and other current liabilities- The $0.8 million net adjustment reflects (1) removal of the CHOP Note (defined below), which will be converted to common stock immediately prior to the consummation of the Merger and (2) accrual of estimated transaction costs directly attributable to the Merger.

Aevi has a convertible secured note with Children’s Hospital of Philadelphia dated as of March 29, 2019 (“CHOP Note”). The CHOP Note balance as of September 30, 2019, which was recorded as “other accounts payable and accrued expenses” within Aevi’s condensed consolidated balance sheet, was $3.2 million. Pursuant to the Merger Agreement, immediately prior to the consummation of the Merger, the CHOP Note will be converted into shares of Aevi common stock. Accordingly, a $3.2 million adjustment was made to remove the CHOP Note as a liability.

Additionally, a $3.9 million adjustment was made to accrue for estimated transaction costs directly attributable to the Merger that have not yet been accrued in the balance sheet as of September 30, 2019. These costs include investment banking transaction fees, fees related to directors’ and officers’ insurance tail policy (which is required as part of the Merger Agreement), legal fees, accounting fees and other professional fees.

d)
Additional paid-in capital and common stock- The $238.7 million net reduction to additional paid‑in capital reflects the elimination of historical Aevi equity balances of $254.8 million partially offset by the estimated Cerecor common stock to be issued upon consummation of the Merger based on the Estimated Adjusted Purchase Price of $16.1 million. Similarly, the small net reduction to common stock reflects the elimination of the par value of historical Aevi equity partially offset by the estimated par value of the estimated Cerecor shares to be issued subsequent to consummation of the Merger (for this purpose using the closing stock price on September 30, 2019 to estimate the number of shares to be issued).

e)
Accumulated deficit- The $234.5 million increase to accumulated deficit within the unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 represents the removal of Aevi’s historical accumulated deficit of $258.3 million offset by the recognition of the estimated IPR&D expense of $23.8 million related to the asset accounting treatment of the Merger. Refer to note f) for more information regarding the preliminary purchase accounting performed.

f)
Acquired in-process research and development- Cerecor preliminarily determined the Merger will be recorded as an asset purchase as opposed to a business combination because management preliminarily concluded that substantially all of the value received is related to one group of similar identifiable assets, namely the acquired IPR&D for the two rare and orphan disease assets (AEVI‑006 and AEVI‑007). Accordingly, this adjustment immediately expenses the estimated value attributable to IPR&D asset of $23.1 million within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018. The preliminary estimated value to the acquired IPR&D asset (in thousands) is calculated as follows:

Purchase price (per Merger Agreement)	$16,116
Estimated net working capital adjustment[1] (as of September 30, 2019)	—
Estimated Adjusted Purchase Price	16,116
Estimated net liabilities[2] (as of September 30, 2019)	287
Cash payment related to AZ Option	4,138	a)
Estimated transaction costs	3,920	c)
Estimated Merger consideration	$24,461
Estimated Merger consideration attributable to estimated assembled workforce intangible asset	680	b)
Estimated Merger consideration attributable to estimated acquired IPR&D asset	$23,781

1) Pursuant to the Merger Agreement, the $16.1 million purchase price will be reduced if Aevi’s net assets are less than a target net asset amount (also referred to as the “net working capital adjustment”), but in no event will such adjustment be more than $500,000. The target net asset amount is initially negative $1.3 million, which amount will decrease (meaning it will become a more negative number) by $7,142.86 for each day after December 31, 2019, until and including the date of the completion of the Merger.

As of September 30, 2019 (which is the date the unaudited pro forma condensed balance sheet gives effect to the Merger as of), Aevi’s net assets were not less than the target net asset amount. Accordingly, we assumed the net working capital adjustment to be $0 for purposes of these pro forma statements. The actual net working capital adjustment will be determined at the Merger Effective Time and will likely be $500,000 because working capital has decreased since September 30, 2019 and will likely continue to do so.

2) To arrive at the Estimated Merger consideration, in addition to the adjustments explained in notes a) and c), we adjusted the Estimated Adjusted Purchase Price for Aevi’s net liabilities as of September 30, 2019 (which is the date the unaudited pro forma condensed balance sheet gives effect to the Merger as of) because after completion of the Merger the net assets (or the net liabilities) will transfer to the Combined Company.

The net liabilities as of September 30, 2019 are calculated as Aevi’s net liabilities per its historical balance sheet as of September 30, 2019, excluding the CHOP Note. The CHOP Note was excluded because as described in note c) above, pursuant to the terms of the CHOP Note, immediately prior to the consummation of the Merger, the CHOP Note will be converted into shares of Aevi common stock. The actual net liabilities will be determined at the Merger Effective Time and are expected to be greater than what is reported above for unaudited pro forma financial statement purposes. Aevi’s net liabilities has increased since September 30, 2019 and is expected to continue to increase until the Merger Effective Time.

Upon completion of the Merger, management of the Combined Company will revisit purchase accounting considerations of the Merger (including the conclusion of whether the Merger will be recorded as an asset purchase or a business combination) and complete an updated valuation to reflect the Merger in the Combined Company’s financial information. There may be differences between the preliminary estimates herein and the updated valuations upon consummation of the Merger, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the Combined Company’s future results of operations and financial position.

g)
General and administrative- Immediately following the completion of the Merger, the current Chief Executive Officer of Aevi is expected to be appointed as the Chief Executive Officer (“CEO”) of Cerecor and the current Chief Scientific Officer of Aevi is expected to be appointed as the Chief Medical Officer (“CMO”) of Cerecor. The employment agreements for these executives will be effective upon closing. The CMO’s salary is anticipated to match his current salary at Aevi.

In January 2019, the current CEO of Aevi voluntarily elected to forego nearly the entirety of his annual base salary. Upon completion of the Merger, the executive will revert back to his former annual base salary. Accordingly, a $0.3 million adjustment was made to general and administrative expenses to adjust as if his anticipated salary at the Combined Company was paid for the nine months ended September 30, 2019. No adjustment was made for the year ended December 31, 2018.

h)
Amortization expense- Reflects amortization expense related to the intangible asset of assembled workforce that was recorded as a part of the preliminary asset acquisition accounting as if the acquisition had occurred on January 1, 2018. As described in further detail in note b), the assembled workforce was recorded to intangible assets and has a preliminary useful life of two years.

i)
Weighted-average shares of common stock, basic and diluted- Adjustment reflects the 4.9 million shares estimated to be issued as part of the Merger. Pursuant to the Merger Agreement, at the Merger Effective Time, all outstanding common stock of Aevi (other than canceled shares or dissenting shares) will be converted into the right to receive (i) the fraction of a share of Cerecor common stock at a ratio equal to (A) $16.1 million, less a net working capital adjustment amount of up to $500,000, divided by the number of fully diluted shares of Aevi common stock immediately prior to the Merger Effective Time, divided by (B) the average of (x) the volume weighted average price of Cerecor’s common stock for the 20 trading days ending two trading days prior to the execution of the Merger Agreement, and (y) the volume weighted average price for the 20 trading days ending two trading days prior to the closing date.

Within the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018, we estimated the shares to be issued based on the Estimated Adjusted Purchase Price of $16.1 million and Cerecor’s closing stock price on September 30, 2019 of $3.29 per share. The actual number of shares of Cerecor common stock to be issued in the Merger will be based upon the inputs described above immediately prior to the Merger Effective Time.

4. PREVIOUSLY REPORTED PRO FORMA INFORMATION

The unaudited pro forma condensed combined financial statements within also illustrate the effects of the following transactions previously reported within the unaudited pro forma condensed combined financial statements contained within Cerecor’s Form 8‑K filed on December 9, 2019 (the “Previous Report”):

•
Cerecor's sale of its Pediatric Portfolio (the Aytu Divestiture), as well as the corresponding commercial infrastructure consisting of the right to offer employment to Cerecor’s sales force and the assignment of supporting commercial contracts on November 1, 2019;

•	Cerecor's acquisition of Ichorion on September 25, 2018; and

•	Cerecor's acquisition of Avadel Pediatric Business on February 16, 2018.

Within the unaudited pro forma condensed consolidated balance sheet as of September 30, 2019, the historical results of Cerecor include Avadel Pediatric Business and Ichorion activity for the full period. The “Cerecor Previously Reported Pro Forma Adjustments” reflects adjustments related to the Aytu Divestiture.
Within the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019, the historical results of Cerecor include the results of operations of Avadel Pediatric Business and Ichorion for the full period. The “Cerecor Previously Reported Pro Forma Adjustments” reflects adjustments related to the Aytu Divestiture.
Within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018, the historical results of Cerecor include the results of operation of Avadel Pediatric Business since its acquisition date of February 16, 2018 and the results of operations of Ichorion since its acquisition date of September 25, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 included within this filing (which give effect of the Merger and Cerecor Previous Transactions as if they had occurred on January 1, 2018) combines the historical results of operations of Avadel Pediatric Business and Ichorion (prior to each acquisition date) and related pro forma adjustments and pro forma adjustments related to the Aytu Divestiture in the column labeled “Cerecor Previously Reported Pro Forma Adjustments.” The detail of this aggregated information herein, as presented in Cerecor’s unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 on the Previous Report, is shown below. Note that this column is further broken out within the Notes section in the Previous Report and should be read in conjunction with the Previous Report.

	Cerecor Previously Reported	Cerecor Reversal of Previously Reported	Cerecor Reversal of Certain Previously Reported	Cerecor Previously Reported	Cerecor Previously Reported
	Historical Avadel Pediatric Business and Historical Ichorion and related Pro Forma Adjustments	Historical Avadel Pediatric Business and related Pro Forma Adjustments	Ichorion Pro Forma Adjustment	Aytu Divestiture Pro Forma Adjustments	Pro Forma Adjustments
(in thousands)
Revenues
Product revenue, net	$1,705	$(1,705)	$—	$(11,165)	$(11,165)
Sales force revenue	—	—	—	—	—
Total revenues, net	1,705	(1,705)	—	(11,165)	(11,165)

Operating expenses:
Cost of product sales	355	(355)	—	(4,051)	(4,051)
Research and development	2,342	—	—	—	2,342
Acquired in-process research and development	(18,724)	—	18,724	—	—
General and administrative	3,294	(1,846)	—	(165)	1,283
Sales and marketing	—	—	—	(8,018)	(8,018)
Amortization expense	302	(246)	—	(2,704)	(2,648)
Impairment of intangible assets	—	—	—	—	—
Change in fair value of contingent consideration	—	—	—	(169)	(169)
Total operating expenses	(12,431)	(2,447)	18,724	(15,107)	(11,261)
Loss (income) from operations	14,136	742	(18,724)	3,942	96
Other (expense) income:
Change in fair value of warrant liability and unit purchase option liability	—	—	—	—	—
Other income, net	—	—	—	—	—
Interest (expense) income, net	(125)	125	—	828	828
Total other (expense) income, net	(125)	125	—	828	828
Net (loss) income before taxes	14,011	867	(18,724)	4,770	924
Income tax benefit	—	—	—	16	16
Net (loss) income	$14,011	$867	$(18,724)	$4,754	$908
Net (loss) income attributable to common shareholders	$14,011	$867	$(18,724)	$4,754	$908

Weighted-average shares of common stock, basic and diluted	5,693	—	—	—	5,693

Refer to the Previous Report for accompanying notes, which include explanations for pro forma adjustments.